Exhibit 99.1

CONTACT:
Geoff High
Pfeiffer High Investor Relations, Inc.
303-393-7044

FOR IMMEDIATE RELEASE:

ENSERVCO CORPORATION’S STOCK SYMBOL CHANGED TO “ENSV”

COLORADO SPRINGS, CO – January 4, 2011 – ENSERVCO Corporation (OTCBB: ENSV), (previously OTCBB: ASPN) a provider of well-site services to the domestic onshore oil and gas industry, has announced that its stock symbol has changed to “ENSV” from “ASPN” effective at the start of trading today.  The new symbol was implemented to better reflect the change in the Company’s legal name to ENSERVCO Corporation from Aspen Exploration Corporation.

“Our formal name change and new stock symbol represent the final steps in ENSERVCO’s transition to a publicly traded company,” said Mike Herman, CEO.  “On the operational front, our growth program is proceeding on plan.  Our first full winter in the Marcellus Shale is keeping our Heat Waves subsidiary very busy, and we are working to expand capacity in the region to address strong customer demand.  We are encouraged by our recent progress and our prospects for growth in fiscal 2011.”

About ENSERVCO
Through its two operating subsidiaries, Heat Waves Hot Oil Service and Dillco Fluid Service, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing and frac heating services.  The Company owns and operates a fleet of more than 200 specialized trucks, trailers, frac tanks and related well-site equipment.  ENSERVCO operates in Colorado, Kansas, New Mexico, Oklahoma, Pennsylvania, Texas, Utah and Wyoming.  ENSERVCO became a public company in July 2010 when it merged with Aspen Exploration Corporation, which is now doing business under the trade name ENSERVCO Corporation.  Additional information about the Company is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in a Form 10-K filed on September 29, 2010.  It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO.  ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

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